EXHIBIT 4.12


                            CERTIFICATE OF AMENDMENT

                                       TO

                              CERTIFICATE OF TRUST

          (PURSUANT TO SECTION 3810 OF THE DELAWARE BUSINESS TRUST ACT)




To the Secretary of State
State of Delaware

          It is hereby certified that:

          1. The name of the business trust (hereinafter referred to as the "trust") is PP&L Capital Funding Trust I.

          2. Article 1 of the Certificate of Trust of the trust is hereby amended to read as follows:

             "Name.  The name of the business trust
             formed hereby is PPL Capital Funding Trust I."

          3. The undersigned person is a trustee of the trust.

          4. This Certificate of Amendment to Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.



Signed on May 22, 2000


                                        /s/ James E. Abel
                                        ---------------------------------------
                                        JAMES E. ABEL, not in his individual
                                        capacity but solely as trustee